UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 6-K

REPORT OF FOREIGN PRIVATE ISSUER PURSUANT TO
RULE 13A-16 OR 15D-16 UNDER THE SECURITIES
EXCHANGE ACT OF 1934

For the month of March 2024

Commission File Number:  000-21388

SENSTAR TECHNOLOGIES CORPORATION
(Translation of registrant’s name into English)

119 John Cavanaugh Drive, Ottawa, Ontario
 Canada, K0A 1L0
(Address of principal executive offices)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F.

Form 20-F ☒     Form 40-F ☐

INFORMATION CONTAINED IN THIS FORM 6-K REPORT

On September 26, 2023, Senstar Technologies Ltd., a company organized under the laws of the State of Israel (“Senstar- Israel”), Senstar Technologies Corporation, a newly established Ontario corporation (“Senstar-Ontario”) and Can Co Sub Ltd., a company organized under the laws of the State of Israel and a wholly-owned subsidiary of Senstar-Ontario (“Merger Sub”) entered into a merger agreement (the “Merger Agreement”), pursuant to which Senstar-Ontario would become the parent company of Senstar-Israel as a result of a merger of Merger Sub with and into Senstar-Israel, with Senstar-Israel surviving the Merger as a wholly-owned subsidiary of Senstar-Ontario (the “Merger”). Pursuant to the Merger Agreement, Senstar-Israel agreed to become domiciled in Ontario and become Senstar- Ontario, an Ontario organized company (the “Redomiciliation”).

The Merger Agreement was unanimously approved by all the members of Senstar-Israel’s Board of Directors (the “Board”) and the Board called a Special General Meeting of shareholders that was held on December 27, 2023 at 3:00 p.m. Israel time at Senstar-Israel’s principal executive offices located at 10th Floor, Gibor Sport Tower, 7 Menachem Begin Road, Ramat Gan 5268102, Israel. Shareholders of record as of November 27, 2023 voted upon and approved, among other things, the Redomiciliation.

Reference to the “Company” for purposes of this report shall mean Senstar-Israel prior to the effectiveness of the Redomiciliation and Senstar-Ontario after the effectiveness of the Redomiciliation.

In connection with the Redomiciliation, Senstar-Ontario filed a registration statement on Form F-4 (333-274706) that was declared effective by the SEC on November 16, 2023 (the “Registration Statement”). The final proxy statement and prospectus, together with other proxy materials containing important information about the Special General Meeting (“Final Proxy Statement/Prospectus”) were filed with the SEC on November 21, 2023 and mailed to shareholders of record on or about November 28, 2023.

Effective March 18, 2024 (the “Effective Time”), Merger Sub was merged with and into Senstar-Israel. As a result of the Merger, (a) the separate corporate existence of Merger Sub ceased and Senstar-Israel continues as the surviving company; (b) all the properties, rights, privileges, powers and franchises of Senstar-Israel and Merger Sub vested in Senstar-Israel (as the surviving company); (c) all debts, liabilities and duties of Senstar-Israel and Merger Sub became the debts, liabilities and duties of Senstar-Israel (as the surviving company); and (d) all the rights, privileges, immunities, powers and franchises of Senstar-Israel continue unaffected by the Merger in accordance with the Israeli Companies Law, 5759-1999.

Each Senstar-Israel ordinary share issued and outstanding immediately prior to the consummation of the Merger represented the right to receive, less any applicable withholding taxes, one (1) validly issued, fully paid and nonassessable common share of Senstar-Ontario, representing the same proportional equity interest in Senstar-Ontario as that shareholder held in Senstar-Israel. The number of common shares of Senstar-Ontario outstanding immediately after the Redomiciliation continue to be the same as the number of ordinary shares of Senstar-Israel outstanding immediately prior to the Redomiciliation. Upon effectiveness of the Redomiciliation, the name of the Company became Senstar-Ontario. The rights of shareholders of Senstar-Ontario are governed under Ontario law and the Senstar-Ontario’s Articles and By-Laws, each of which is described in the Registration Statement. Information relating to the common shares of Senstar-Ontario is described under the captions “Description of Senstar-Ontario Share Capital” in the Registration Statement and Final Proxy Statement/Prospectus.

Until the Effective Time, Senstar-Israel’s ordinary shares were registered pursuant to Section 12(b) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and listed on the Nasdaq Global Market (“Nasdaq”) under the symbol “SNT”. Beginning on March 19, 2024, the common shares of Senstar-Ontario (as the successor to Senstar-Israel), will continue to be listed for trading on Nasdaq under the ticker symbol “SNT”. The common shares of Senstar-Ontario have been assigned a new CUSIP number - 81728N100.

This Current Report on Form 6-K is being filed for the purpose of establishing the Senstar Technologies Corporation as the successor issuer to Senstar-Israel pursuant to Rule 12g-3(a) under the Exchange Act, and to disclose certain events with respect to Senstar Ontario in connection with the consummation of the Redomiciliation. Pursuant to Section 12g-3(a) under the Exchange Act, Senstar-Ontario common shares are deemed registered under Section 12(b) of the Exchange Act as the common shares of the successor issuer and Senstar-Ontario is subject to the informational requirements of the Exchange Act and the rules and regulations promulgated thereunder. Senstar-Ontario hereby reports this succession in accordance with Rule 12g-3(f) under the Exchange Act.

This Current Report on Form 6-K is being filed using the EDGAR format type 8-K12B. The Company is a “foreign private issuer” as such term is defined in Rule 3b-4 under the Exchange Act.

Board of Directors and Board Committee Composition:

As of the Effective Time:

-	the Board of Directors of Senstar Technologies Corporation consists of the following four directors: Gillon Beck (Chair), Jacob Berman, Tom Overwijn and Kelli Roiter;
-	the Audit Committee of the Board consists of the following members: Jacob Berman, Tom Overwijn and Kelli Roiter, with Jacob Berman serving as the Chair of such committee;
-	the Compensation Committee of the Board consists of the following members: Jacob Berman, Tom Overwijn and Kelli Roiter, with Tom Overwijn serving as the Chair of such committee; and
-
the Sustainability, Nominating and Governance Committee of the Board consists of the following members: Jacob Berman, Tom Overwijn and Kelli Roiter, with Tom Overwijn serving as the Chair of such committee.

Set forth below is a biographical description of each of our directors:

Gillon Beck has served as a director and Executive Chairman of the Senstar-Ontario board of directors since September 2023, and as a director and Executive Chairman of the Senstar-Israel board of directors since September 2014. Since 2003, Mr. Beck has been a Senior Partner at FIMI Opportunity Funds, the controlling shareholder of Senstar, as well as a Director of the FIMI Opportunity Funds’ General Partners and SPV companies. In addition, Mr. Beck currently serves as Chairman of the Board of ImageSat NV, Emet Computing Ltd. (TASE), Gal-Shvav Ltd, Bet Shemesh Engines Ltd. (TASE: BSEN), Inrom Industries Ltd., Bird Aerosystems Ltd, and is a director of Rafa Laboratories Ltd., Simplivia Ltd., Orbit Technologies Ltd (TASE: ORBI), Carmel Forge Ltd., AITECH Ltd, Stern Engineering Ltd., Utron Ltd. ( TASE) and Unitronics (1989) (RG) Ltd (TASE: UNIT). During the past five years, Mr. Beck had served as a member of the Board of Directors of the following public companies: Overseas Commerce Ltd (TASE: OVRS), Ham-Let Ltd., Inrom Construction Ltd. From 1999 to 2003, Mr. Beck served as Chief Executive Officer and President of Arad Ltd. (TASE Mr. Beck received a Bachelor of Science degree (Cum Laude) in Industrial Engineering in 1990 from the Technion – Israel Institute of Technology, and a Master of Business Administration in Finance in 1992 from Bar-Ilan University.

Jacob Berman has served as a director of Senstar-Ontario since March 2024 and as a director of Senstar-Israel since November 2013. Since November 2014 until March 2019, Mr. Berman had served as the chairman of the board of directors of Israel Discount Bank of New York and acted as a member of our audit committee and compensation committee between September 2014 and December 2014. Mr. Berman is the President and founder of JB Advisors, Inc., a New York based financial advisory firm with extensive experience in international private banking, real estate investment counseling, and commercial/retail banking since 2002. Mr. Berman was the founder, President and CEO of the Commercial Bank of New York.

Tom Overwijn has served as a director of Senstar-Ontario since March 2024. Mr. Overwijn is a partner in Fybe Finance since 2021 and acts as Interim Finance Manager via Fybe at various companies. From 2011 until 2018 he was Director and later CFO of Siqura Group in The Netherlands. Prior to that, from 2005 – 2011, COO of Optelecom-NKF and from 1990 – 2005 in various positions at NKF, a cable manufacturer. He started his career in auditing. Mr. Overwijn is an RA (Chartered Accountant) and is registered in the accountant’s register of the Netherlands Institute of Chartered Accountants (NBA).

Kelli Roiter has served as a director of Senstar-Ontario since March 2024. Ms. Roiter founded and managed Jefferies’ Private Capital Group within its Investment Banking unit. Ms. Roiter joined Jefferies in 2008 and retired in 2023. Ms. Roiter’s primary responsibilities at Jefferies was raising private institutional capital for private equity, private debt and venture capital funds, as well as raising capital for private companies. Prior to Jefferies. Ms. Roiter was an external consultant (Fund Seven Inc.) raising capital for Bay City Capital LLC. Previously, she was a Director at Citigroup, managing the Private Bank’s third party alternative investment fundraising efforts. Prior to that, she was a Director at Donaldson, Lufkin & Jenrette/Credit Suisse, managing their third party alternative fundraising efforts, focused on family offices, small/medium corporations and ultra-high net worth individuals, as well as the firm’s traditional equity asset management platform. Ms. Roiter received her MBA in Finance from Yale University and her Bachelor of Commerce with Honors in Accounting and Economics Concordia University in Montreal, Canada.

Press Release:

On March 18, 2024, the Company issued a press release announcing the completion of the Merger and Redomiciliation. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SENSTAR TECHNOLOGIES CORPORATION (registrant)

Dated: March 18, 2024	By:	/s/ Alicia Kelly
Name: Alicia Kelly
Title: Chief Financial Officer

Exhibit Index

Exhibit 99.1. Press release of Senstar Technologies Corporation, dated March 18, 2024, “Senstar Technologies Completes Corporate Redomicile from Israel to Canada”.